UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 27, 2012 (April 23, 2012)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Maritime Asset Management, LLC on Behalf of Itself and All Others Similarly Situated v. NeurogesX, Inc., Anthony A. DiTonno, Stephen F. Ghiglieri and Jeffrey K. Tobias, M.D.

On April 23, 2012, NeurogesX, Inc. (the “Company”) received a copy of a complaint filed by Maritime Asset Management, LLC with the United States District Court Southern District of New York against the Company and the current and former executive officers listed above. The complaint alleges, among other things, violations of Section 10(b), Section 20(a) and Rule 10b-5 of the Securities and Exchange Act of 1934 (the “Exchange Act”), breach of contract, fraud and aiding and abetting arising out of disclosures made prior to the departure of the Company’s former Chief Medical Officer and Executive Vice President of Research and Development, Dr. Jeffrey K. Tobias.The challenged disclosures were made in connection with the Company’s July 26, 2011 private placement of common stock and common stock warrants and the Company’s periodic reports filed pursuant to the Exchange Act from May 9, 2011 through September 27, 2011. The complaint states that the plaintiff is seeking monetary damages, but no amounts are specified.

The Company’s Board of Directors and management believe the claims are without merit and intend to vigorously defend against the action.

The filing of this Current Report on Form 8-K is not an admission as to the materiality of any information herein. The contents of this Item 8.01 are deemed to be filed for purposes of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

Date: April 27, 2012	By:	/S/ STEPHEN F. GHIGLIERI
Stephen F. Ghiglieri
Executive Vice President, Chief Operating Officer Chief Financial Officer